                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS







                          INDEPENDENT AUDITORS' CONSENT




We consent to the use, in the Registration Statement of Custom Branded Networks, Inc. on Form S-8 relating to the registration of common shares to be issued to Jason Hofman, Raymond Hofman and Lucia Azevedo, pursuant to consulting agreements entered into with Custom Branded Networks, Inc., of our Auditors' Report, dated September 20, 2002, on the consolidated balance sheets of Custom Branded Networks, Inc. as at June 30, 2002 and 2001, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years then ended.


Vancouver, B.C.                                            /s/ Morgan & Company
January  9,  2003                                         Chartered Accountants



Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075             ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         INTERNATIONAL                Vancouver, B.C.  V7Y 1A1